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                                                             Exhibit (23)(j)(6)

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
                                    301 E. LIBERTY, SUITE 500
                                    ANN ARBOR, MICHIGAN 48104-2266
         [LOGO OF DICKINSON WRIGHT] TELEPHONE: (734) 623-7075
                                    FACSIMILE: (734) 623-1625
                                    http://www.dickinsonwright.com

                                    THOMAS D. HAMMERSCHMIDT, JR.
                                    THammerschmidt@dickinsonwright.com
                                    (734) 623-1602
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January 21,2006

Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, NY 10017

Re: Seligman Municipal Fund Series
    Post-Effective Amendment No. 42

Ladies and Gentlemen:

   With respect to Post-Effective Amendment No. 43 to the Registration Statement on Form N-lA under the Securities Act of 1933, as amended, of Seligman Municipal Fund Series, Inc., on behalf of its Michigan Municipal Series, we have reviewed the material with respect to Michigan Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

   We consent to the filing of this consent as an exhibit to the Registration Statement of Seligman Municipal Fund Series, Inc. and to the reference to us under the heading "Michigan Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                                Very truly yours,

                                                DICKINSON WRIGHT PLLC

                                                /s/ Thomas D. Hammerschmidt, Jr.
                                                --------------------------------
                                                Thomas D. Hammerschmidt, Jr.

TDH/ms

ANNARBOR 19932-1 79012vl

                              Counsellors At Law

      DETROIT    BLOOMFIELD HILLS    LANSING    GRAND RAPIDS    ANN ARBOR
                               WASHINGTON, D.C.